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
As filed with the Securities and Exchange Commission on December 8, 2000        Registration No. 333-______

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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                 NETOPIA, INC.
            (Exact Name of Registrant as Specified in Its Charter)
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
            Delaware                                  7373                                 94-3033136
  (State or Other Jurisdiction            (Primary Standard Industrial                  (I.R.S. Employer
of Incorporation or Organization)         Classification Code Number)                 Identification No.)

                           2470 Mariner Square Loop
                          Alameda, California  94501
         (Address of Principal Executive Offices, including Zip Code)

                                 NETOPIA, INC.
                           2000 Stock Incentive Plan
                           (Full Title of the Plans)

                                Alan B. Lefkof
                     President and Chief Executive Officer
                                 NETOPIA, INC.
                           2470 Mariner Square Loop
                          Alameda, California  94501
                                (501) 814-5100
           (Name, Address and Telephone Number of Agent For Service)

                                  Copies to:
                             C. Kevin Kelso, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE
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
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                                           Amount               Proposed Maximum         Proposed Maximum         Amount of
  Title of Securities to be                 to be               Offering Price Per      Aggregate Offering      Registration
 Registered                             Registered (1)               Share                   Price                   Fee
------------------------------------------------------------------------------------------------------------------------------------
   Options                                                      N/A                        N/A                       N/A
   Common Stock (par value $0.001)         999,400 (2)          $4.25 (3)                  $4,247,450.00             $1,121.33
   Common Stock (par value $0.001)             600 (4)          $4.25 (5)                  $    2,550.00             $    0.67

   TOTAL                                 1,000,000              $4.25                      $4,250,000.00             $1,122.00
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  (1)  This Registration Statement shall also cover any additional shares of
       Common Stock which become issuable under the 2000 Stock Incentive Plan
       (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Netopia, Inc.

  (2)  Represents shares subject to outstanding options under the Plan.

  (3) Weighted average per share exercise price for outstanding options pursuant to Rule 457(h)(1).

  (4)  Represents additional shares reserved for issuance under the Plan.

  (5) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Netopia, Inc. as reported on the Nasdaq National Market on December 4, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        Netopia, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the United States Securities and Exchange Commission (the "SEC"):

        a. Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

        b. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999 and March 31, and June 30, 2000; and

        c. Our Registration Statement No. 0-28450 on Form 8-A filed with the Commission on May 3, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to our outstanding Common Stock, including any amendment or report filed for the purpose of updating such description.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The
Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General
Corporation Law.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

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
Exhibit                   Exhibit
Number                    Title
------                    -----
  4.01    Registrant's 2000 Stock Incentive Plan.

  4.02    Form of Option Agreement relating the 2000 Stock Incentive Plan.

  5.01    Opinion of counsel.

 23.01    Consent of KPMG LLP, Independent Auditors.

 23.02    Consent of counsel is contained in Exhibit 5.01.

 24.01    Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 8th day of December, 2000.

                                       NETOPIA, INC.


                                       By: /s/ Alan Lefkof
                                           -------------------------------------
                                           Alan B. Lefkof
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Netopia, Inc., a Delaware corporation, do hereby constitute and appoint Alan B. Lefkof and David A. Kadish, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
           Signature                                    Title                                Date
           ---------                                    -----                                ----
Principal Executive Officer:

/s/ Alan Lefkof                          President, Chief Executive Officer              December 8, 2000
-------------------------------------    and Director
Alan B. Lefkof

Principal Financial Officer and
Principal Accounting Officer

/s/ James A. Clark                       Vice President and Chief Financial Officer      December 8, 2000
-------------------------------------
James A. Clark
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                                      II-4

Additional Directors


/s/ Reese M. Jones                      Director           December 8, 2000
-----------------------------------
Reese M. Jones

/s/ David F. Marquardt                  Director           December 8, 2000
-----------------------------------
David F. Marquardt

/s/ David C. King                       Director           December 8, 2000
-----------------------------------
David C. King

                                 EXHIBIT INDEX
                                 -------------


Exhibit                       Exhibit
Number                        Title
------                        -----

  4.01      Registrant's 2000 Stock Incentive Plan.

  4.02      Form of Option Agreement relating the 2000 Stock Incentive Plan.

  5.01      Opinion of counsel.

 23.01      Consent of KPMG LLP, Independent Auditors.

 23.02      Consent of counsel is contained in Exhibit 5.01.

 24.01      Power of Attorney.  Reference is made to page II-4 of this Registration Statement.